Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2021 in the Registration Statement (Form S-1) and related Prospectus of FIGS, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Los Angeles, California

May 5, 2021